NEWS RELEASE
For Immediate Release

EMERITUS ANNOUNCES OPERATING RESULTS FOR
THIRD QUARTER 2010

SEATTLE, WA, November 4, 2010 - Emeritus Corporation (NYSE: ESC), a national provider of senior living services, today announced its third quarter 2010 results.

Quarter Ended September 30, 2010 Operating Summary Compared to Prior Year Third Quarter

•	Total revenues increased $24.2 million, or 10.7%, to $250.0 million.
•	Same community average monthly revenue per occupied unit improved by 3.5% to $3,798.
•	Same community average occupancy increased 30 basis points to 87.9%.
•	Total average occupancy was 87.1% for both periods.
•	Adjusted EBITDAR increased $7.3 million, or 11.6%, to $69.9 million.
•	CFFO per share improved 63.2% to $0.31 compared to $0.19.

“Our solid performance has continued due to the strong underlying fundamentals of our need-driven business, along with solid execution from our entire organization,” commented Granger Cobb, President and Co-Chief Executive Officer.  “On the consolidation front, we are pleased with the initial integration of the recently acquired Sunwest communities and are confident that the additional 27 leased communities from HCP in the fourth quarter will likewise be incorporated into our portfolio efficiently and effectively.”

2010 Third Quarter Results

Total revenue in the third quarter of 2010 increased 10.7% to $250.0 million, compared to $225.8 million in the 2009 third quarter.  The $24.2 million increase consisted of $8.5 million from improved rate and occupancy in our portfolio of 254 communities operated during both periods, $13.7 million from the acquisition, development, and expansion of communities since January 1, 2009, and $2.5 million in management fees primarily from the Sunwest acquisition, with offsets of $0.5 million from unallocated community revenue adjustments (primarily an increase in the deferral of move-in fee revenues).  The improvement in same community revenues consisted of $7.7 million in rate improvement and $0.8 million in occupancy gains.

Total average monthly revenue per occupied unit increased 5.0% to $3,833 in the third quarter of 2010 from $3,649 in the third quarter of 2009.  On a same community basis, average monthly revenue per occupied unit increased 3.5% to $3,798 in the third quarter of 2010 from $3,669 in the corresponding period in 2009.

In the third quarter of 2010, total average occupancy was steady with the third quarter of 2009 at 87.1%; same community average occupancy increased 30 basis points to 87.9% compared to 87.6% in the prior year third quarter.

Community operating expenses increased $14.9 million to $164.3 million in the third quarter of 2010 compared to $149.4 million in the prior year third quarter.  Approximately $10.0 million of the increase resulted from the acquisition, development, or expansion of communities since the beginning of 2009, and $6.2 million was from our 254 same community portfolio, with offsets of $1.3 million from unallocated community expense adjustments (primarily a decrease in self-insurance actuarial adjustments).  The increase in same community operating expenses consisted primarily of a $3.2 million increase in labor and benefits, including an increase in payroll taxes of $0.4 million and salary and wages of $2.6 million, or an increase of 3.9%.

Community operating income (community revenues less community operating expenses) increased $6.7 million, or 9.0%, to $81.7 million in the third quarter of 2010 compared with $75.0 million in the third quarter of 2009.

Community Transactions

During the third quarter of 2010, the joint venture between Emeritus, Blackstone Real Estate Advisors and Columbia Pacific Advisors acquired 140 communities previously owned and operated by Sunwest. The acquisition of four additional communities is expected at a later date.  Emeritus began operating 138 of the 144 communities under management agreements effective as of August 5, 2010.

As of September 30, 2010, the consolidated Emeritus portfolio consisted of 278 communities, of which 254 communities are included in our definition of same community.

In October 2010, the Company announced that it had entered into two agreements with affiliates of HCP, Inc. (NYSE: HCP) to lease a total of 27 senior living communities.  The communities are located in 13 states and consist of approximately 3,239 units, comprised of 2,021 assisted living, 631 memory care, 450 skilled nursing and 137 independent living units. We assumed operation of the communities under the leases on November 1, 2010.

Balance Sheet

As of September 30, 2010, the Company had $42.8 million of cash and cash equivalents, and had no outstanding borrowings under its $25.0 million line of credit.  On September 30, 2010, total assets were $2.1 billion, including $1.7 billion of net investments in properties, total debt was $1.6 billion, including capital lease obligations, of which $61.0 million is classified as current.  Shareholders’ equity was $282.9 million.

Subsequent Events

On November 1, 2010, the Company entered into agreements with Nationwide Health Properties, Inc. (“NHP”) to amend the terms of two loans payable to NHP.  One loan in the amount of $21.4 million was due in March 2012 and the second loan in the amount of $30.0 million was due in April 2012.  The due dates on both notes have been extended until March 31, 2017.  The interest rate on both notes is 8.50%, increasing annually on the anniversary date by 0.15%.  Monthly payments on the notes are interest only, with the unpaid principal balance due at maturity.

Additionally, on November 1, 2010, the Company entered into an agreement with KeyCorp Real Estate Capital Markets, Inc. to refinance mortgage debt due in October 2011 with an outstanding principal balance of $5.8 million.  The loan was repaid from proceeds of a new Fannie Mae mortgage loan.  The principal balance of the Fannie Mae Loan is $4.5 million and has a ten-year term.  The interest rate is fixed at 5.38%.  The Fannie Mae Loan requires equal monthly payments of principal and interest based on a 30-year amortization period.

Conference Call

The Company will host a conference call on Thursday, November 4, 2010, at 5:00 P.M. Eastern Time to discuss its financial results for the quarter ended September 30, 2010.  Hosting the call will be Mr. Daniel Baty, Chairman and Co-Chief Executive Officer, Mr. Granger Cobb, President and Co-Chief Executive Officer, and Mr. Robert Bateman, Executive Vice President and Chief Financial Officer.

The conference call will be webcast live over the internet from the Company’s web site at www.emeritus.com under the “investors” section.  The conference call can also be accessed by dialing (877) 407-0789, or for international participants (201) 689-8562.  A replay of the conference call will be available after 8:00 P.M. Eastern Time on Thursday, November 4, 2010, until midnight Eastern Time, Thursday, November 11, 2010.  The dial in numbers for the replay are (877) 870-5176, or for international participants (858) 384-5517.  To access the telephonic replay, enter the conference ID 359410.

Non-GAAP Financial Measures

Adjusted EBITDA/EBITDAR and Cash From Facility Operations (CFFO) are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  We believe these non-GAAP measures are useful in identifying trends in our day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in our industry.  We strongly urge you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR, and the reconciliation of net cash provided by operating activities to CFFO, provided below, along with our consolidated balance sheets, statements of operations, and cash flows.  We define Adjusted EBITDA/EBITDAR and CFFO and provide other information about these non-GAAP measures in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2010, and in any subsequent Quarterly Reports on Form 10-Q.

The table below shows the reconciliation of net loss to Adjusted EBITDA/EBITDAR for the three and nine month periods ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net loss	$(13,904)	$(16,221)	$(42,449)	$(38,620)
Interest expense	27,101	26,743	81,353	79,351
Interest income	(123)	(575)	(366)	(902)
Provision for income taxes	326	360	971	900
Depreciation and amortization	20,244	18,632	61,345	58,249
Above/below market rent amortization	2,184	2,427	6,531	7,341
Amortization of deferred gains	(297)	(312)	(904)	(460)
EBITDA	35,531	31,054	106,481	105,859
Adjustments to EBITDA:
Equity (earnings) losses in unconsolidated joint ventures	770	76	319	(1,108)
Non-cash stock option compensation expenses	1,546	1,187	4,477	3,250
Deferred straight-line rent	4,160	4,840	11,231	14,771
Deferred revenues	951	460	3,456	475
Change in fair value of interest rate swaps	170	221	182	(621)
Impairments on long-lived assets	(158)	623	162	1,755
Acquisition and development expenses	601	81	1,113	545
Discontinued operations	559	1,319	1,729	1,370
Actuarial self-insurance reserve adjustments	134	818	2,595	(908)
Adjusted EBITDA	$44,264	40,679	131,745	125,388
Operating lease expense	25,644	21,967	72,980	65,538
Adjusted EBITDAR	$69,908	$62,646	$204,725	$190,926

The following table shows the reconciliation of net cash provided by operating activities to CFFO and CFFO, as adjusted, for the three and nine month periods ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net cash provided by operating activities	$22,576	$21,761	$60,499	$55,110
Remove effect of changes in operating assets and liabilities	(4,159)	(7,182)	(8,617)	(3,772)
Recurring capital expenditures	(3,856)	(5,308)	(9,703)	(12,890)
Repayment of capital lease and financing obligations	(3,010)	(2,495)	(8,864)	(7,003)
Distributions from unconsolidated joint ventures, net	512	571	1,381	1,589
Cash From Facility Operations	$12,063	$7,347	$34,696	$33,034

CFFO per share	$0.31	$0.19	$0.88	$0.84

Adjust for actuarial self-insurance reserve adjustments	134	818	2,595	(908)
Cash From Facility Operations, as adjusted	$12,197	$8,165	$37,291	$32,126

CFFO per share, as adjusted	$0.31	$0.21	$0.95	$0.82

We define recurring capital expenditures as actual costs incurred to maintain our communities for their intended business purpose and exclude expenditures for acquisitions, development, expansions and general corporate purposes.

For a more detailed understanding of Emeritus, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010 and any subsequent Quarterly Reports on Form 10-Q, or visit the Company’s Internet site at www.emeritus.com to obtain copies.

ABOUT THE COMPANY

Emeritus Corporation is a national provider of senior living services.  Emeritus is one of the largest and most experienced operators of freestanding assisted living communities located throughout the United States.  These communities provide a residential housing alternative for senior citizens who need assistance with the activities of daily living, with an emphasis on personal care services, which provides support to the residents in the aging process.  Emeritus currently operates 479 communities in 43 states representing capacity for approximately 42,400 units and approximately 49,700 residents, including the recent lease of 27 communities.  Our common stock is traded on the New York Stock Exchange under the symbol ESC, and our home page can be found on the Internet at www.emeritus.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges in accordance with our rate enhancement programs without adversely affecting occupancy levels; increases in interest costs as a result of refinancings; our ability to control community operation expenses without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, and uncertainties related to professional liability and workers’ compensation claims.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and any subsequent Quarterly Report on Form 10-Q.  The Company undertakes no obligation to update the information provided herein.

Contact:
Investor Relations
(206) 298-2909

Media Contacts:
Liz Brady                                           Sari Martin
Liz.brady@icrinc.com                     Sari.martin@icrinc.com
646-277-1226                                     203-682-8345

EMERITUS CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

ASSETS

	September 30,	December 31,
Current Assets:	2010	2009
Cash and cash equivalents	$42,753	$46,070
Short-term investments	2,634	2,208
Trade accounts receivable, net of allowance of $1,228 and $1,009	16,630	10,861
Other receivables	5,536	7,251
Tax, insurance, and maintenance escrows	23,574	23,565
Prepaid insurance expense	23,668	25,968
Deferred tax asset	17,970	17,756
Other prepaid expenses and current assets	6,192	5,463
Total current assets	138,957	139,142
Investments in unconsolidated joint ventures	21,067	2,091
Property and equipment, net of accumulated depreciation of $280,949 and $222,518	1,729,065	1,716,472
Restricted deposits	14,140	14,349
Goodwill	74,376	74,755
Other intangible assets, net of accumulated amortization of $35,753 and $28,883	108,246	116,418
Other assets, net	22,132	26,713
Total assets	$2,107,983	$2,089,940

LIABILITIES, SHAREHOLDERS' EQUITY AND NONCONTROLLING INTEREST

Current Liabilities:
Current portion of long-term debt	$47,686	$21,324
Current portion of capital lease and financing obligations	13,355	11,144
Trade accounts payable	5,783	5,928
Accrued employee compensation and benefits	47,442	37,624
Accrued interest	7,690	8,013
Accrued real estate taxes	14,334	10,715
Accrued professional and general liability	9,646	8,445
Other accrued expenses	15,947	14,033
Deferred revenue	13,638	10,729
Unearned rental income	17,002	18,669
Total current liabilities	192,523	146,624
Long-term debt obligations, less current portion	1,325,517	1,375,088
Capital lease and financing obligations, less current portion	212,959	165,372
Deferred gain on sale of communities	6,207	7,111
Deferred straight-line rent	47,048	34,659
Other long-term liabilities	40,864	42,188
Total liabilities	1,825,118	1,771,042

Commitments and contingencies
Shareholders' Equity and Noncontrolling Interest:
Preferred stock, $.0001 par value. Authorized 20,000,000 shares, none issued	-	-
Common stock, $.0001 par value. Authorized 100,000,000 shares; issued and outstanding
39,530,032 and 39,274,590 shares	4	4
Additional paid-in capital	731,531	725,652
Accumulated other comprehensive income	930	807
Accumulated deficit	(456,184)	(414,381)
Total Emeritus Corporation shareholders' equity	276,281	312,082
Noncontrolling interest – related party	6,584	6,816
Total shareholders’ equity	282,865	318,898
Total liabilities, shareholders' equity and noncontrolling interest	$2,107,983	$2,089,940

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Community revenue	$246,030	$224,348	$716,690	$664,752
Management fees	3,934	1,439	6,609	4,359
Total operating revenues	249,964	225,787	723,299	669,111

Expenses:
Community operations (exclusive of depreciation and amortization
and community lease expense shown separately below)	164,343	149,393	476,817	434,226
General and administrative	18,423	16,351	52,694	47,201
Acquisitions and development	547	78	898	465
Impairments on long-lived assets	-	623	-	1,755
Depreciation and amortization	20,244	18,632	61,345	58,249
Community leases	31,988	29,234	90,742	87,650
Total operating expenses	235,545	214,311	682,496	629,546
Operating income from continuing operations	14,419	11,476	40,803	39,565

Other income (expense):
Interest income	123	575	366	902
Interest expense	(27,101)	(26,743)	(81,353)	(79,351)
Change in fair value of interest rate swaps	(170)	(221)	(182)	621
Equity earnings (losses) for unconsolidated joint ventures	(770)	(76)	(319)	1,108
Other, net	480	447	936	805
Net other expense	(27,438)	(26,018)	(80,552)	(75,915)

Loss from continuing operations before income taxes	(13,019)	(14,542)	(39,749)	(36,350)
Provision for income taxes	(326)	(360)	(971)	(900)
Loss from continuing operations	(13,345)	(14,902)	(40,720)	(37,250)
Loss from discontinued operations	(559)	(1,319)	(1,729)	(1,370)
Net loss	(13,904)	(16,221)	(42,449)	(38,620)
Net loss attributable to the noncontrolling interest	229	232	646	675
Net loss attributable to Emeritus Corporation common shareholders	$(13,675)	$(15,989)	$(41,803)	$(37,945)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.34)	$(0.38)	$(1.02)	$(0.94)
Discontinued operations	(0.01)	(0.03)	(0.04)	(0.03)
	$(0.35)	$(0.41)	$(1.06)	$(0.97)

Weighted average common shares outstanding; basic and diluted	39,477	39,208	39,353	39,158

EMERITUS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)
	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(42,449)	$(38,620)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,345	58,249
Amortization of above/below market rents	6,531	7,341
Amortization of deferred gains	(904)	(460)
Loss on sale of assets	1,179	-
Impairment of long-lived assets	721	2,989
Amortization of loan fees	2,251	2,434
Allowance for doubtful receivables	3,614	2,242
Equity investment losses (earnings)	319	(1,108)
Stock based compensation	4,477	3,250
Change in fair value of interest rate swaps	182	(621)
Other	(71)	396
Changes in operating assets and liabilities:
Deferred straight-line rent	11,231	14,771
Deferred revenue	3,456	475
Change in other operating assets and liabilities	8,617	3,772
Net cash provided by operating activities	60,499	55,110

Cash flows from investing activities:
Acquisition of property and equipment	(15,427)	(22,416)
Community acquisition	-	(10,579)
Acquisition deposits	-	(6,345)
Sale of property and equipment and other assets	2,733	2,677
Lease and contract acquisition costs	(739)	(194)
Payments from affiliates and other managed communities, net	850	798
Distributions from (contributions to) unconsolidated joint ventures	(19,295)	1,589
Net cash used in investing activities	(31,878)	(34,470)

Cash flows from financing activities:
Proceeds from sale of stock	1,402	629
Noncontrolling interest contribution	414	-
Decrease (increase) in restricted deposits	297	(477)
Debt issuance and other financing costs	(1,978)	(564)
Proceeds from long-term borrowings and financings	-	16,008
Repayment of long-term borrowings and financings	(23,209)	(4,397)
Repayment of capital lease and financing obligations	(8,864)	(7,003)
Net cash provided by (used in) financing activities	(31,938)	4,196
Net increase (decrease) in cash and cash equivalents	(3,317)	24,836
Cash and cash equivalents at the beginning of the period	46,070	27,254
Cash and cash equivalents at the end of the period	$42,753	$52,090

EMERITUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30, 2010	June 30, 2010
Revenues:
Community revenue	$246,030	$237,787
Management fees	3,934	1,344
Total operating revenues	249,964	239,131

Expenses:
Community operations (exclusive of depreciation and amortization
and community leases expense shown separately below)	164,343	157,452
General and administrative	18,423	17,109
Acquisitions and development	547	309
Depreciation and amortization	20,244	20,655
Community leases	31,988	29,716
Total operating expenses	235,545	225,241
Operating income from continuing operations	14,419	13,890

Other income (expense):
Interest income	123	131
Interest expense	(27,101)	(27,211)
Change in fair value of interest rate swaps	(170)	42
Equity earnings (losses) in unconsolidated joint ventures	(770)	302
Other, net	480	(22)
Net other expense	(27,438)	(26,758)

Loss from continuing operations before income taxes	(13,019)	(12,868)
Provision for income taxes	(326)	(326)
Loss from continuing operations	(13,345)	(13,194)
Loss from discontinued operations	(559)	(949)
Net loss	(13,904)	(14,143)
Net loss attributable to the noncontrolling interest	229	226
Net loss attributable to Emeritus Corporation common shareholders	$(13,675)	$(13,917)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.34)	$(0.33)
Discontinued operations	(0.01)	(0.02)
	$(0.35)	$(0.35)

Weighted average common shares outstanding; basic and diluted	39,477	39,301

Emeritus Corporation
Lease, Interest and Depreciation Expense
For the Calendar Quarters Ended
(unaudited)
(In Thousands)

		Projected
		Range
	Q3-2010	Q4-2010 (1)
Community leases expense - GAAP	$31,988	$32,100 - $32,400
Less:
Deferred straight-line rent	(4,160)	(3,700) - (3,800)
Above/below market rent	(2,184)	(2,200) - (2,300)
Plus:
Capital lease interest	3,810	10,300 - 10,400
Capital lease principal	2,912	2,200 - 2,300
Community leases expense - CASH	$32,366	$38,700 - $39,000

Interest expense - GAAP	$27,101	$33,520 - $34,030
Less:
Straight-line interest	(19)	(20) - (30)
Capital lease interest	(3,810)	(10,300) - (10,400)
Loan fee amortization	(739)	(800) - (900)
Interest expense - CASH	$22,533	$22,400 - $22,700

Depreciation – owned assets	$15,412	$15,500 – $15,600
Depreciation – capital leases	4,213	8,800 – 8,900
Amortization – intangible assets	619	800 – 900
Total depreciation and amortization expense	$20,244	$25,100 - $25,400

(1)	Includes previously announced lease acquisition of 27 communities.

EMERITUS CORPORATION
Consolidated Supplemental Financial Information For the Calendar Quarters Ended
(unaudited)
(Dollars in thousands, except non-financial and per-unit data)

Non-Financial Data	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Average consolidated communities	263.0	264.7	273.7	275.3	278.0
Average available units	23,529	23,710	24,080	24,305	24,558
Average occupied units	20,495	20,654	20,986	21,198	21,394
Average occupancy	87.1%	87.1%	87.2%	87.2%	87.1%
Average monthly revenue per occupied unit	$3,649	$3,684	$3,699	$3,739	$3,833
Calendar days	92	92	90	91	92

Community revenues:
Community revenues	$221,016	$225,207	$229,815	$234,560	$242,034
Move-in fees	4,196	3,948	3,753	3,838	4,543
Move-in incentives	(864)	(864)	(695)	(611)	(547)
Total community revenues	$224,348	$228,291	$232,873	$237,787	$246,030

Community operating expenses:
Salaries and wages - regular and overtime	$68,627	$70,323	$69,808	$72,574	$75,726
Average daily salary and wages	$746	$764	$776	$798	$823
Average daily wages per occupied unit	$36.40	$37.01	$36.96	$37.62	$38.47

Payroll taxes and employee benefits	$23,689	$24,503	$26,244	$24,672	$25,232
Percent of salaries and wages	34.5%	34.8%	37.6%	34.0%	33.3%

Actuarial self-insurance reserve adjustments	$818	$(1,033)	$584	$1,859	$134

Utilities	$11,420	$9,878	$11,522	$9,792	$12,158
Average monthly cost per occupied unit	$186	$159	$183	$154	$189

Facility maintenance and repairs	$5,508	$5,683	$5,898	$5,715	$6,123
Average monthly cost per occupied unit	$90	$92	$94	$90	$95

All other community operating expenses	$39,331	$42,203	$40,966	$42,840	$44,970
Average monthly cost per occupied unit	$640	$681	$651	$674	$701

Total community operating expenses	$149,393	$151,557	$155,022	$157,452	$164,343

Community operating income	$74,955	$76,734	$77,851	$80,335	$81,687

Operating income margin	33.4%	33.6%	33.4%	33.8%	33.2%

EMERITUS CORPORATION
Selected Consolidated and Same Community Information For the Calendar Quarters Ended
(unaudited) (Community revenue and operating expense in thousands)
	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Consolidated:
Average consolidated communities	263.0	264.7	273.7	275.3	278.0
Community revenue	$224,348	$228,291	$232,873	$237,787	$246,030
Community operating expense	$149,393	$151,557	$155,022	$157,452	$164,343
Average occupancy	87.1%	87.1%	87.2%	87.2%	87.1%
Average monthly revenue per unit	$3,649	$3,684	$3,699	$3,739	$3,833

Same Community:
Average consolidated communities	254.0	254.0	254.0	254.0	254.0
Community revenue	$219,073	$221,335	$223,017	$224,925	$227,554
Community operating expense	$142,910	$145,504	$145,724	$143,734	$149,108
Average occupancy	87.6%	87.7%	87.7%	87.9%	87.9%
Average monthly revenue per unit	$3,669	$3,701	$3,729	$3,754	$3,798